EXHIBIT 15.1

The Board of Directors
International Speedway Corporation

   We are aware of the inclusion, or incorporation by reference, in the Registration Statement (Form S-3) of International Speedway Corporation for the registration of 4,000,000 shares of its Class A Common Stock of our reports dated January 10, 1996, April 5, 1996 and July 5, 1996, except as to Note 7, as to which the date is September 5, 1996, relating to the unaudited condensed consolidated interim financial statements of International Speedway Corporation that are included in its Forms 10-Q for the quarters ended November 30, 1995, February 29, 1996, and May 31, 1996, or elsewhere in the Registration Statement.

   Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Sections 7 or 11 of the Securities Act of 1933.

                                Ernst & Young LLP

Jacksonville, Florida
September 5, 1996

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   The foregoing letter is in the form that will be signed upon the completion of the recapitalization of the Company as described in Note 7 to the financial statements.

                                Ernst & Young LLP

Jacksonville, Florida
September 5, 1996